                                                                     EXHIBIT 2.2


                           AMENDMENT NO. 1 AND WAIVER
                      OF CERTAIN CLOSING CONDITIONS TO THE
                               SHARE PURCHASE AND
                          CAPITAL COMMITMENT AGREEMENT

         This AMENDMENT NO. 1 AND WAIVER OF CERTAIN CLOSING CONDITIONS, dated as of November 29, 2001 (this "Amendment"), to the Share Purchase and Capital Commitment Agreement, dated as of October 1, 2001 (the "Agreement"), by and among Castlewood Holdings Limited (formerly known as Newsub I Limited), a Bermuda company (the "Company"), The Enstar Group, Inc., a Georgia corporation, Trident II, L.P., a Cayman Islands limited partnership, Marsh & McLennan Capital Professionals Fund, L.P., a Cayman Islands limited partnership, Marsh & McLennan Employees' Securities Company, L.P., a Cayman Islands limited partnership, Dominic F. Silvester, Fulham Holdings Limited, a Bermuda company, R&H Trust Co.
(BVI) Ltd. (the "Trustee"), as trustee of The Right Trust, a trust duly formed under the laws of the British Virgin Islands, Paul J. O'Shea, the Trustee, as trustee of The Elbow Trust, a trust duly formed under the laws of the British Virgin Islands, Nicholas A. Packer and the Trustee, as trustee of The Hove Trust, a trust duly formed under the laws of the British Virgin Islands (collectively, the "Parties"), has been made and entered by and among the Parties.

         WHEREAS, the Parties wish to amend Section 1.6.5 and Exhibit A of the Agreement and add a new Section 12.18 and Exhibit E to the Agreement, as set forth below, in accordance with Section 12.1 of the Agreement;

         WHEREAS, the parties wish to waive the conditions to the obligations of Enstar and Trident contained in Sections 9.4.3 and 9.5.3, respectively, in accordance with Section 9.1 of the Agreement.

         NOW, THEREFORE, in consideration of the promises, covenants and conditions contained herein and in the Agreement, the Parties, intending to be legally bound, hereby agree as follows:

         1. Definitions. The capitalized terms used but not defined in this Amendment have the meaning set forth in the Agreement.

         2. Deletion of Section 1.6.5. Section 1.6.5 of the Agreement is hereby amended to read in its entirety "[Intentionally left blank.]".

         3. Post-Closing Covenant. The Agreement is hereby amended by adding a new Section 12.18 to read in its entirety:

         "Post-Closing Covenant. (i) Within 60 days following the Closing, the Company shall deliver to Enstar and Trident a copy of (A) one or more "key man" life insurance policies issued by a life insurance company having an A.M. Best rating of at least "A" and providing to the Company 10 year term life insurance coverage in the amount of $10 million on the life of Silvester, $3 million on the life of O'Shea and $3 million on the life of Packer, (B) at the discretion of the board of directors of the Company, long-term disability insurance policies covering Silvester, O'Shea and/or Packer. In addition, the Company will submit an application for 30-day "gap coverage" providing key-man life insurance coverage, in the amounts set forth in Sections 9.4.3 and 9.5.3 of the Agreement, no later than November 30, 2001 and will use its best efforts to enter into such coverage no later than December 2, 2001.

         (ii) Within 45 days following the Closing, the Company shall, either directly or through a Subsidiary, use its best efforts to enter into a management agreement with Gettysburg or NG Management Ltd. to manage all the separate accounts of Gettysburg. The Company has provided an accurate summary of the terms (including a description of the services provided by Powerscourt Group Ltd. and its Affiliates ("Powerscourt") to Castlewood or any of its Subsidiaries with respect to Gettysburg, identification of the employees of Powerscourt that provide services related to Gettysburg, the annual compensation of those employees, the average annual man-hours dedicated to providing services with respect to Gettysburg, and the average annual fees paid to Powerscourt with respect to Gettysburg), which is attached hereto as Exhibit E.

         4. Exhibit A. Exhibit A of the Agreement is hereby amended to read in its entirety as set forth in Exhibit A to this Amendment.

         5. Exhibit E. The Agreement is hereby amended by adding a new Exhibit E in the form of Exhibit B attached hereto.

         6. Waiver of Certain Closing Conditions by Enstar. Enstar hereby waives the conditions precedent to its obligations to complete the sale and purchase of the Castlewood Shares at the Closing and the other transactions contemplated by the Agreement (i) set forth in Section 9.4.3 of the Agreement and (ii) that a management agreement be entered into between Gettysburgh and Castlewood or a subsidiary thereof, as set forth in Section 9.4.9 of the Agreement.

         7. Waiver of Certain Closing Conditions by Trident. Trident hereby waives the conditions precedent to its obligations to complete the sale and purchase of the Castlewood Shares at the Closing and the other transactions contemplated by the Agreement (i) set forth in Section 9.5.3 thereof and (ii) that a management agreement be entered into between Gettysburgh and Castlewood or a subsidiary thereof, as set forth in Section 9.5.9 of the Agreement.

         8. Effect on Original. Except as amended by this Amendment, the Agreement remains in full force and effect, without modification or amendment.

         9. Counterparts. This Amendment may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties.

         IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.


                                CASTLEWOOD HOLDINGS LIMITED


                                By:  /s/ Paul J. O'Shea
                                     ---------------------------
                                     Name:   Paul J. O'Shea
                                     Title:  Director

                                     DOMINIC F. SILVESTER


                                     /s/ Dominic F. Silvester
                                     ------------------------------

                                     PAUL J. O'SHEA


                                     /s/ Paul J. O'Shea
                                     -------------------------------

                                    NICHOLAS A. PACKER


                                    /s/ Nicholas A. Packer
                                    --------------------------------

                                   FULHAM HOLDINGS LIMITED


                                   By: /s/ Elizabeth M. Dasilva
                                       -----------------------------
                                       Name:   Elizabeth M. Dasilva
                                       Title:  Director

                                   R&H TRUST CO. (BVI) LTD.,
                                   as Trustee of THE RIGHT TRUST


                                   By:  /s/ Louise M. Chippendale
                                        ------------------------------
                                        Name:   Louise M. Chippendale
                                        Title:  Director

                                   R&H TRUST CO. (BVI) LTD.,
                                   as Trustee of THE ELBOW TRUST


                                   By:  /s/ Louise M. Chippendale
                                        ------------------------------
                                        Name:   Louise M. Chippendale
                                        Title:  Director

                                   R&H TRUST CO. (BVI) LTD.,
                                   as Trustee of THE HOVE TRUST


                                   By:  /s/ Louise M. Chippendale
                                       -------------------------------
                                       Name:   Louise M. Chippendale
                                       Title:  Director

                                   THE ENSTAR GROUP, INC.


                                   By:  /s/ Nimrod T. Frazer
                                        ---------------------------
                                        Name:   Nimrod T. Frazer
                                        Title:  Chairman and CEO

                                   TRIDENT II, L.P.


                                   By:  MMC CAPITAL, INC.,
                                        as Manager


                                   By: /s/ Richard A. Goldman
                                       --------------------------------------
                                       Name:   Richard A. Goldman
                                       Title:  Principal and Finance Director

                                   MARSH & McLENNAN CAPITAL
                                   PROFESSIONALS FUND, L.P.


                                   By:  MMC CAPITAL, INC.,
                                        as Manager


                                   By:  /s/ Richard A. Goldman
                                       --------------------------------------
                                       Name:   Richard A. Goldman
                                       Title:  Principal and Finance Director

                                   MARSH & McLENNAN EMPLOYEES'
                                   SECURITIES COMPANY, L.P.,


                                   By:  MMC CAPITAL, INC.,
                                        as Manager


                                   By:  /s/ Richard A. Goldman
                                        ---------------------------------------
                                        Name: Richard A. Goldman
                                        Title:   Principal and Finance Director

                                                                       EXHIBIT A


     [FORM OF AMENDED AND RESTATED BYE-LAWS OF CASTLEWOOD HOLDINGS LIMITED]


                         AMENDED AND RESTATED BYE-LAWS

                                       of


                           CASTLEWOOD HOLDINGS LIMITED
                               (a Bermuda company)




ADOPTED:  November 29, 2001

                                TABLE OF CONTENTS


Bye-law                                                                                                     Page
1.     Interpretation.........................................................................................1

2.     Board of Directors.....................................................................................6

3.     Management of the Company..............................................................................6

4.     Power to appoint chairman or chief executive officer...................................................6

5.     Power to appoint manager...............................................................................7

6.     Power to authorize specific actions....................................................................7

7.     Power to appoint attorney..............................................................................7

8.     Power to delegate to committees........................................................................8

9.     Power to appoint and dismiss employees.................................................................8

10.    Power to borrow and charge property....................................................................8

11.    Exercise of power to purchase shares of or discontinue the Company.....................................8

12.    Election of Directors..................................................................................9

13.    Removal of Directors...................................................................................9

14.    Defects in appointment of Directors...................................................................10

15.    Alternate Directors...................................................................................10

16.    Advisory Directors....................................................................................12

17.    Vacancies on the Board................................................................................13

18.    Notice of meetings of the Board.......................................................................14

19.    Quorum at meetings of the Board; Voting By Directors..................................................14

20.    Meetings of the Board.................................................................................15

21.    Unanimous written resolutions.........................................................................16

22.    Contracts and disclosure of Directors' interests......................................................16

23.    Remuneration of Directors.............................................................................17

24.    Officers of the Company...............................................................................17

25.    Remuneration of Officers..............................................................................18

26.    Duties of Officers....................................................................................18

27.    Chairman of meetings..................................................................................18

28.    Register of Directors and Officers....................................................................18

29.    Minutes...............................................................................................18

30.    Indemnification by the Company........................................................................19

31.    Waiver of claim by Member.............................................................................20

32.    Notice of annual general meeting......................................................................20

33.    Notice of special general meeting.....................................................................20

34.    Accidental omission of notice of general meeting......................................................21

35.    Short notice..........................................................................................21

36.    Postponement of meeting...............................................................................21

37.    Quorum for general meeting............................................................................21

38.    Adjournment of meetings...............................................................................22

39.    Attendance at meetings................................................................................22

40.    Written resolutions...................................................................................22

41.    Attendance of Directors...............................................................................24

42.    Voting at meetings; seniority of joint holders voting.................................................24

43.    Instrument of proxy...................................................................................24

44.    Representation of corporations at meetings............................................................25

45.    Rights of shares......................................................................................25

46.    Preemptive rights; power to issue shares..............................................................31

47.    Variation of rights, alteration of share capital and purchase of shares of the Company................31

48.    Registered holder of shares...........................................................................33

49.    Death of a joint holder...............................................................................33

50.    Share certificates....................................................................................34

51.    Calls on shares.......................................................................................34

52.    Contents of Register of Members.......................................................................35

53.    Inspection of Register of Members.....................................................................35

54.    Determination of record dates.........................................................................35

55.    Instrument of transfer................................................................................36

56.    Restrictions on Transfer..............................................................................36

57.    Transfers by joint holders............................................................................37

58.    Representative of deceased Member.....................................................................38

59.    Registration on death or bankruptcy...................................................................38

60.    Declaration of dividends by the Board.................................................................39

61.    Other distributions...................................................................................39

62.    Reserve fund..........................................................................................39

63.    Deduction of amounts due to the Company...............................................................40

64.    Issue of bonus shares.................................................................................40

65.    Records of account....................................................................................40

66.    Financial year end....................................................................................41

67.    Financial statements..................................................................................41

68.    Appointment of Auditor................................................................................41

69.    Remuneration of Auditor...............................................................................41

70.    Vacation of office of Auditor.........................................................................42

71.    Report of the Auditor.................................................................................42

72.    Notices to Members of the Company.....................................................................43

73.    Notices to joint Members..............................................................................43

74.    Service and delivery of notice........................................................................43

75.    The seal..............................................................................................44

76.    Manner in which seal is to be affixed.................................................................44

77.    Winding-up/distribution by liquidator.................................................................44

78.    Alteration of Bye-laws................................................................................45


Schedule - Form A (Bye-law 43)
Schedule - Form B (Bye-law 55)
Schedule - Form C (Bye-law 59)

                                 INTERPRETATION


1.       Interpretation

(1) In these Amended and Restated Bye-laws, where not inconsistent with the context:

                  "Act" means the Companies Act 1981 of Bermuda as amended from time to time;

                  "Advisory Director" means an advisory director appointed by a holder of Class C Shares in accordance with Bye-law 16;

                  "Affiliate" of any Person means any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person; provided that no Member of the Company shall be deemed to be an Affiliate of any other Member solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise;

                  "Agreement Among Members" means the Agreement Among Members among all of the holders of Class A Shares, Class B Shares, Class C Shares and Class E Shares and the Company and Paul J. O'Shea and Nicholas A. Packer, dated as of November 29, 2001;

                  "Alternate Director" means an alternate Director appointed in accordance with these Amended and Restated Bye-laws;

                  "Amended and Restated Bye-laws" means these Bye-laws, as altered from time to time;

                  "Auditors" means the auditors for the time being of the Company and includes any individual or partnership;

                  "Board" means the Board of Directors nominated pursuant to these Amended and Restated Bye-laws and the Agreement Among Members and acting by resolution in accordance with the Act and these Amended and Restated Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, London or Bermuda are authorized or obligated by law or executive order to close;

                  "Capital Contributions" as defined in the Purchase Agreement;

                  "Catch-up Return" means a return of 8% per annum (compounding on an annual basis), payable to the holders of Class A Shares and Class C Shares, applied to the difference (as such difference may change from time to time as additional dividends or distributions are paid by the Company) between the amounts received by the holders of Class B Shares pursuant to Bye-law 45(3)(a) and the amounts received by the holders of Class A Shares and Class C Shares, respectively, pursuant to Bye-law 45(3)(a). Such preferred return shall be calculated beginning on the date on which the holders of Class B Shares first receive dividends or distributions pursuant to Bye-law 45(3)(a)(i);

                  "Cause" as defined in the Purchase Agreement;

                  "Class A Director" means a Director nominated for election by the holders of Class A Shares in accordance with the terms of the Agreement Among Members (or an Alternate Director nominated to serve as an alternate for such Class A Director);

                  "Class A Shares," "Class B Shares", "Class C Shares" and "Class E Shares" shall have the respective meanings ascribed to such terms in Bye-law 45(1);

                  "Class B Director" means a Director nominated for election by the holders of Class B Shares in accordance with the terms of the Agreement Among Members (or an Alternate Director nominated to serve as an alternate for such Class B Director);

                  "Class C Director" means a Director nominated for election by the holders of Class C Shares in accordance with the terms of the Agreement Among Members (or an Alternate Director nominated to serve as an alternate for such Class C Director);

                  "Class C Pro Rata Share" as defined in the Purchase Agreement;

                  "Closing Date" as defined in the Purchase Agreement;

                  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Amended and Restated Bye-laws to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

                  "Common Shares" shall have the meaning ascribed to such term in Bye-law 45(5).

                  "Company" means the company for which these Amended and Restated Bye-laws are approved and confirmed;

                  "Conversion Event" shall have the meaning ascribed to such term in Bye-law 45(5);

                  "Deemed Capital Contribution" as defined in the Purchase Agreement;

                  "Director" means a director of the Company and shall include an Alternate Director;

                  "Elbow Trust" means R&H Trust Co. (BVI) Ltd., as trustee of The Elbow Trust, a trust duly formed under the laws of the British Virgin Islands;

                  "Enstar" means The Enstar Group, Inc., a Georgia corporation;

                  "Fulham" means Fulham Holdings Limited, a Bermuda company;

                  "Good Reason" as defined in the Purchase Agreement;

                  "Hove Trust" means R&H Trust Co. (BVI) Ltd., as trustee of The Hove Trust, a trust duly formed under the laws of the British Virgin Islands;

                  "Member" means the person registered in the Register of Members as the holder of Class A Shares, Class B Shares, Class C Shares or Class E Shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

                  "Notes" as defined in the Purchase Agreement;

                  "notice" means written notice as further defined in these Amended and Restated Bye-laws unless otherwise specifically stated;

                  "Officer" means any individual appointed by the Board to hold an office in the Company;

                  "Person" means an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof and shall, where the context requires, include the plural;

                  "Purchase Agreement" means the Share Purchase and Capital Commitment Agreement, dated as of October 1, 2001, by and among the Company (formerly known as Newsub I Limited), Enstar, Trident, Marsh & McLennan Capital Professionals Fund, L.P., Marsh & McLennan Employees' Securities Company, L.P., Dominic F. Silvester, Paul J. O'Shea, Nicholas A. Packer, Right Trust, Fulham, Elbow Trust and Hove Trust as such agreement may be supplemented or amended from time to time;

                  "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Amended and Restated Bye-laws;

                  "Register of Members" means the Register of Members referred to in these Amended and Restated Bye-laws;

                  "Registered Office" means the registered office for the time being of the Company;

                  "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

                  "Right Trust" means R&H Trust Co. (BVI) Ltd., as trustee of The Right Trust, a trust duly formed under the laws of the British Virgin Islands;

                  "Second Section 4.1 Offer" as defined in the Agreement Among Members;

                  "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

                  "Shares" means the Class A Shares, Class B Shares, Class C Shares, and Class E Shares, collectively;

                  "Structuring Fee" as defined in the Purchase Agreement.

                  "Subsidiary," with respect to any Person, means a Person more than 50% (or, in the case of a wholly-owned subsidiary, 100%) of the outstanding equity securities of which is owned, directly or indirectly, by such Person or by one or more Subsidiaries of such Person, or any such Person and one or more Subsidiaries of such Person;

                  "Transfer" means the direct or indirect offer, sale, donation, assignment, pledge, hypothecation, encumbrance, transfer, bequest, disposition of or solicitation of any offer to buy or purchase any of the legal, economic or beneficial rights of, or interests in, any Shares. The terms "Transferor," "Transferee," "Transferable," "Transferring" and "Transferred" shall have meanings correlative to the foregoing;

                  "Trident" means Trident II, L.P., a limited partnership organized under the laws of the Cayman Islands; and

                  "Voting Share" of any Person means any issued shares in such Person conferring voting rights on the holder thereof (other than such voting rights as would exist solely in relation to a proposal to alter or vary the rights attaching to such shares or solely upon the future occurrence of a contingency).

(2) In these Amended and Restated Bye-laws, where not inconsistent with the context:

                  (a) words denoting the plural number include the singular number and vice versa;

                  (b) words denoting the masculine gender include the feminine gender;

                  (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

                  (d)      the word:

                           (i)      "may" shall be construed as permissive;

                           (ii)     "shall" shall be construed as imperative;
                                    and

                  (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Amended and Restated Bye-laws.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, e-mail, printing, lithography, photography and other modes of representing words in a visible form.

(4) Headings used in these Amended and Restated Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

(5) In the event of a conflict between the terms of the Agreement Among Members and the terms of these Amended and Restated Bye-laws with respect to any matters covered hereby, the Members shall use all reasonable efforts to agree to amendments to these Amended and Restated Bye-laws in accordance with Bye-law 78 in order to make the terms of these Amended and Restated Bye-laws accord with the terms of the Agreement Among Members.

                               BOARD OF DIRECTORS


2.       Board of Directors

         The business of the Company shall be managed and conducted by the Board.

3.       Management of the Company

(1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Amended and Restated Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Amended and Restated Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

(2) No regulation or alteration to these Amended and Restated Bye-laws made by the Company in general meeting or by written resolution shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pays or reimburses all expenses incurred in promoting and incorporating the Company.

4.       Power to appoint chairman or chief executive officer

         Subject to the Agreement Among Members, the Board may from time to time appoint one or more Directors to the office of chairman or chief executive officer of the Company who shall, subject to the control of the Board, in accordance with the Agreement Among Members, supervise and administer all of the general business and affairs of the Company.

5.       Power to appoint manager

         The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate, in accordance with the Agreement Among Members, for the transaction or conduct of such business.

6.       Power to authorize specific actions

         The Board may from time to time and at any time authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.       Power to appoint attorney

         The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons whether nominated directly or indirectly by the Board to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers authorities and discretions so vested in the attorney. Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.       Power to delegate to committees

         Subject to the Agreement Among Members and the provisions of Bye-law 19(3), the Board may delegate any of its powers to one or more committees appointed by the Board.

9.       Power to appoint and dismiss employees

         Subject to the Agreement Among Members, the Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.      Power to borrow and charge property

         Subject to the Agreement Among Members, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof and may issue debentures, debenture shares and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.      Exercise of power to purchase shares of or discontinue the Company

(1) Subject to the provisions of the Agreement Among Members, the Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

(2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12.      Election of Directors

(1) Subject to the Agreement Among Members, the Board shall consist of eight (8) Directors who shall be elected or appointed in accordance with the Agreement Among Members at the annual general meeting or at any special general meeting called for the purpose or pursuant to Bye-law 17. Subject to the Agreement Among Members, Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

(2) There shall be no shareholding qualification for Directors unless so prescribed by the Company in general meeting.

13.      Removal of Directors

(1) Subject to any provision to the contrary in these Amended and Restated Bye-laws, the Members may, at any special general meeting convened and held in accordance with these

Amended and Restated Bye-laws, remove a Director or Alternate Director, provided, that, any Director or Alternate Director may only be removed upon the motion of or with the consent of the Member or Members that nominated such Director or Alternate Director pursuant to the provisions of the Agreement Among Members, and provided, further, that any Director may only be removed if he has received fourteen (14) days notice of the special general meeting convened to remove him and he has been given the opportunity to speak and be heard at such meeting.

(2) Subject to any provision to the contrary in these Amended and Restated Bye-laws, a vacancy on the Board created by the removal of a Director under the provisions of paragraph (1) of this Bye-law 13 shall be filled by the Members at the meeting at which such Director is removed with an individual nominated for election by the Member or Members that nominated the Director so removed. A Director so appointed or elected shall hold office until the next annual general meeting or until such Director's successor is elected and appointed in accordance with the provisions of the Agreement Among Members or such Director's office is otherwise vacated, and, in the absence of such election or appointment, the Board may fill any such vacancy in accordance with Bye-law 17.

14.      Defects in appointment of Directors

         All acts done by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

15.      Alternate Directors

(1) The number of Alternate Directors of the Company may be fixed by the Board from time to time. The Alternate Directors shall be nominated and elected by the Members in accordance with the provisions of the Agreement Among Members at any special or general meeting called for the purpose or pursuant to Bye-law 17.

         The Alternate Directors will serve as alternatives for the Directors designated by the Members in accordance with the provisions of the Agreement Among Members.

(2) The incumbency of an Alternate Director shall terminate on the happening of any event which, if he were a Director, would cause him to vacate such office or if the Director for whom such Alternate Director was nominated and elected ceases for any reason to be a Director.

(3) An Alternate Director shall be entitled to receive notices of meetings of the directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director for whom such Alternate Director was nominated and elected is not personally present and generally at such meeting to perform all the functions of a Director; and for the purposes of the proceedings at such meeting these Amended and Restated Bye-laws shall apply as if he (instead of the Director for whom such Alternate Director was appointed) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

(4) If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his or her voting rights shall be cumulative but such person shall not be counted more than once in determining whether or not a quorum is present.

(5) Unless the Directors determine otherwise, an Alternate Director may also represent the Director for whom such Alternate Director was nominated and elected at meetings of any committee of the Directors on which the Director for whom such Alternate Director was nominated and elected serves; and the provisions of this Bye-law 15 shall apply equally to such committee meetings as to meetings of the Directors.

(6) Save as provided in these Amended and Restated Bye-laws an Alternate Director shall not, as such, have any power to act as a Director or to represent the Director for whom such Alternate Director was nominated and elected and shall not be deemed to be a Director for the purposes of these Amended and Restated Bye-laws.

16.      Advisory Directors

(1) Each of Paul J. O'Shea and Nicholas A. Packer shall be entitled to act as an Advisory Director in accordance with the provisions of the Agreement Among Members at any special or general meeting of the Board during any period when he is not a Director. There shall be no minimum or maximum number of Advisory Directors.

(2) An Advisory Director shall be entitled to receive notices of all meetings of the Board in the same manner as Directors and shall be entitled to attend and speak at such meetings. The position of Advisory Director carries with it no rights other than those set forth in this Bye-law 16.

17.      Vacancies on the Board

(1) In the event there is a vacancy on the Board or in the office of an Alternate Director as a result of the death, disability, disqualification or resignation of any Director or Alternate Director or if such Director's or Alternate Director's office is otherwise vacated, the Member or Members that nominated such Director or Alternate Director for election shall nominate another individual to be elected in order to fill such vacancy at a special general meeting called therefor, which meeting shall be convened by the Board and shall be held no later than 28 days after the date on which such nominations are provided to the Company.

(2) Subject to the provisions of the Agreement Among Members, the Board may act notwithstanding any vacancy in its number if and so long as its number is not reduced below the number fixed by these Amended and Restated Bye-laws as the quorum necessary for the transaction of business at meetings of the Board. If the number of Directors is reduced below the number fixed by these Amended and Restated Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act only for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

(3) The office of Director or Alternate Director shall be vacated if the Director or Alternate Director:

                  (a) is removed from office pursuant to these Amended and Restated Bye-laws or is prohibited from being a Director or Alternate Director by law;

                  (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

                  (c)      is or becomes of unsound mind or dies; or

                  (d) resigns his or her office by notice in writing to the Company.

18.      Notice of meetings of the Board

(1) Two Directors may, and the Secretary on the requisition of at least one Director shall, at any time summon a meeting of the Board.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is sent to such Director by post, telegram, cable, telex, telecopier, facsimile, e-mail or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

(3) Meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board. Meetings of the Board, including meetings pursuant to paragraph (1) of this Bye-law, shall be called on not less than five (5) days' notice (or upon such shorter notice as may be agreed to by all the Directors in respect of a particular meeting) to each Director by post, telegram, cable, telex, telecopier or facsimile or e-mail.

19.      Quorum at meetings of the Board; Voting By Directors

(1) The quorum necessary for the transaction of business at a meeting of the Board shall consist of one Class A Director, one Class B Director and one Class C Director, provided that in the event a quorum is not present at a duly called meeting of the Board, the meeting shall be adjourned to the same time and place on the next Business Day or such other time and place and date as the directors present at such meeting determine and all Board members shall be notified immediately in writing of such adjournment. If a quorum is not present at such adjourned meeting in accordance with the first sentence of this Bye-law 19(1), a majority of the Directors then in office shall constitute a quorum for such adjourned meeting.

(2) Subject to the provisions of clause (3) of this Bye-law 19 and the provisions of the Agreement Among Members, any action by the Board shall require the affirmative vote of at least the majority of the votes cast (in person or by telephone) at a meeting of the Board duly convened in accordance with the provisions hereof, or the unanimous written consent of the Board pursuant to Bye-law 21.

(3) In addition to the affirmative vote of the Board required under Bye-law 19(2), the affirmative vote of (x) a majority of the Class A Directors present at the applicable meeting (which shall not be fewer than one), (y) one of the Class B Directors and (z) one of the Class C Directors shall be required in connection with those matters specified in Section 2.6 of the Agreement Among Members.

(4) The board(s) of directors of any subsidiaries of the Company will be structured with provisions similar to those contained in this Bye-law.

20.      Meetings of the Board

(1) Subject to these Amended and Restated Bye-laws, the Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit; provided, however, that the Board shall meet at least once per fiscal quarter to discuss the operational results of the Company, including, without limitation, the status of policy commutation at joint ventures in which the Company or any of its Subsidiaries is a party.

(2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3) A resolution put to the vote at a meeting of the Board shall be carried if the approval required under the provisions of Bye-law 19 is obtained.

21.      Unanimous written resolutions

         A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law 21 only, "Director" shall not include an Alternate Director.

22.      Contracts and disclosure of Directors' interests

(1) Subject to the provisions of the Agreement Among Members and Bye-law 19(3), any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by a majority of non-interested Directors present at the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

23.      Remuneration of Directors

         The remuneration (if any) of the Directors shall be fixed by the Board. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS


24.      Officers of the Company

         The Officers of the Company shall consist of a President and two Executive Vice Presidents or a Chairman and two deputy Chairmen, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Amended and Restated Bye-laws and shall be appointed in accordance with the provisions of the Agreement Among Members and these Amended and Restated Bye-laws.

25.      Remuneration of Officers

         The Officers shall receive such remuneration as the Board may from time to time determine.

26.      Duties of Officers

         The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.      Chairman of meetings

         Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.      Register of Directors and Officers

         The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES


29.      Minutes

(1) Minutes shall be duly entered in books of the Company provided for the purpose:

                  (a)      of all elections and appointments of Officers;

                  (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

                  (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Amended and Restated Bye-laws shall be kept by the Secretary at the Registered Office of the Company.

                                    INDEMNITY


30.      Indemnification by the Company

(1) The Directors shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, to the fullest extent permitted by law. The Company shall indemnify out of the assets of the Company the Officers of the Company to the fullest extent permitted by law.

(2) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid, to the fullest extent permitted by law, by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or the Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorised in this Bye-law.

31.      Waiver of claim by Member

         Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director by final determination of a court of competent jurisdiction.

                                    MEETINGS


32.      Notice of annual general meeting

         The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the Board shall appoint. At least ten (10) days' notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.      Notice of special general meeting

         The Class A Directors, the Class B Directors or the Class C Directors may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than ten days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.      Accidental omission of notice of general meeting

         The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.      Short notice

         A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Amended and Restated Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in par value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

36.      Postponement of meeting

         The Secretary may postpone any general meeting called in accordance with the provisions of these Amended and Restated Bye-laws provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Amended and Restated Bye-laws.

37.      Quorum for general meeting

         At any general meeting of the Company three or more persons present throughout the meeting, and representing in person or by proxy at least the majority of the outstanding Shares, shall form a quorum for the transaction of business. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

38.      Adjournment of meetings

         The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Amended and Restated Bye-laws.

39.      Attendance at meetings

         Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

40.      Written resolutions

(1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing signed by all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by all the Members, or any class thereof, in as many counterparts as may be necessary.

(3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

(4) A resolution in writing made in accordance with this Bye-law 40 is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5) A resolution in writing made in accordance with this Bye-law 40 shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

(6) This Bye-law 40 shall not apply to:

                  (a) a resolution passed pursuant to Section 89(5) of the Act; or

                  (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Amended and Restated Bye-laws.

41.      Attendance of Directors

         The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

42.      Voting at meetings; seniority of joint holders voting

(1) Subject to the provisions of the Act, these Amended and Restated Bye-laws and the Agreement Among Members, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Amended and Restated Bye-laws and in the case of an equality of votes the resolution shall fail. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

(2) Members, acting in their capacity as Members, shall not have the right to cause the Company to act, or to refrain from acting, unless and until the Board has resolved in accordance with the applicable provisions of these Amended and Restated Bye-laws and the Agreement Among Members that the Company so act or refrain from acting.

43.      Instrument of proxy

         The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorized in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorized officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

44.      Representation of corporations at meetings

         A corporation which is a Member may, by written instrument, authorize such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES


45.      Rights of shares

(1) Classes of Shares. The share capital of the Company shall be divided into such classes of shares as the Board may from time to time determine, including but not limited to:

                  (a) Class A Ordinary Shares of a par value of US$1.00 each ( the "Class A Shares");

                  (b) Class B Ordinary Shares of a par value of US$1.00 each (the "Class B Shares");

                  (c) Class C Ordinary Shares of a par value of US$1.00 each (the "Class C Shares");

                  (d) Class E Non-Voting Ordinary Redeemable Shares of a par value of US $1.00 (each, the "Class E Shares").

(2) Voting Rights. Except as otherwise provided by law or in these Amended and Restated Bye-laws:


                           (i) the holders of Class A Shares shall be entitled, as a class and regardless of the number of shares of Class A Shares actually in issue, to an aggregate of 8000 votes so that the number of votes per Class A Share shall be determined by dividing 8000 by the number of Class A Shares in issue;

                           (ii) the holders of Class B Shares shall be entitled, as a class and regardless of the number of Class B Shares actually in issue, to an aggregate of 4000 votes so that the number of votes per Class B Share shall be determined by dividing 4000 by the number of Class B Shares in issue;

                           (iii) the holders of Class C Shares shall be entitled, as a class and regardless of the number of Class C Shares actually in issue, to an aggregate of 4000 votes so that the number of votes per Class C Share shall be determined by dividing 4000 by the number of Class C Shares in issue; and

                           (iv) the Class E Shares shall not entitle the holders thereof to vote.

(3) Payments to Members, etc. (a) Holders of Shares shall be entitled to receive, out of assets and funds legally available therefor, such payments as they are entitled to under these Amended and Restated Bye-laws or otherwise, as may be declared by the Board of Directors from time to time. Subject to paragraph (b) below, all such payments with respect to the shares in the capital of the Company (whether in liquidation, upon amalgamation, merger or otherwise) shall be made with respect to shares in the capital of the Company as follows in the following proportions and absolute priorities:

                           (i) First, until the aggregate amount of such payments to the holders of Class B Shares pursuant to this clause (i) is equal to the then aggregate Capital Contributions made to the Company in respect of such Class B
                                    Shares:

                                    (A)      30% to the holders of Class A
                                             Shares;

                                    (B)      47.5% to the holders of Class B
                                             Shares; and

                                    (C)      22.5% to the holders of Class C
                                             Shares;

                           (ii) Second, until the aggregate amount of such payments to the holders of Class A Shares pursuant to clause (i) or this clause (ii) is equal to the aggregate then Capital Contributions made to the Company in respect of such Class A Shares plus the Catch-up
                                    Return:

                                    (A)      50% to the holders of Class A
                                             Shares; and

                                    (B)      50% to the holders of Class C
                                             Shares;

                           (iii) Third, until the aggregate amount of such payments to the holders of Class C Shares pursuant to clauses (i) or (ii) or this clause (iii) is equal to the Deemed Capital Contributions made to the Company in respect of such Class C Shares, plus the Catch-up Return, 100% to the holders of Class C Shares; and

                           (iv) Fourth, to the holders of Class A Shares, Class B Shares and Class C Shares pro rata based on the aggregate number of Class A Shares, Class B Shares and Class C Shares outstanding;

         provided, that, any payments to be made to the Class A Members or the Class B Members by the Company shall be made by way of dividends, distributions, liquidating payments or otherwise and payable in cash or otherwise; provided, further, that until such time as all Class E Shares have been redeemed, any payments to be made to the Class C Members (except payments made to Silvester in respect of his employment by the Company) by the Company shall be made by redemption at par of such number of Class E Shares, the par value of which shall equal the payment to be made to such Class C Members in accordance with Bye-law 45(4) (provided, however, that no such redemption of Class E Shares shall be made before the expiry of the six month period beginning upon the adoption of these Amended and Restated Bye-Laws); and provided, further, if a distribution is being made with respect to any Shares that (x) have not yet vested in accordance with the respective grant of such Shares or pursuant to the terms of an employee benefit plan and (y) are held by an employee of the Company other than Dominic F. Silvester, Paul J. O'Shea or Nicholas A. Packer, such distribution shall not be paid unless and until such Shares have vested in accordance with the terms of such grant or such plan, as the case may be.

         (b) Notwithstanding the provisions of subparagraph (a) above, if the employment by the Company of Dominic F. Silvester, Paul J. O'Shea or Nicholas A. Packer is terminated, then the distributions and dividends payable to the holders of Shares shall be adjusted as provided in Section 3 of the Purchase Agreement.

         (c) Notwithstanding the provisions of subparagraph (a) above, the holders of Class C Shares shall be entitled to have repaid out of assets and funds legally available therefor, the Notes and the holders of Class A Shares and Class B Shares shall be entitled to receive out of assets and funds legally available therefor, the Structuring Fee, in either case on the terms and subject to the conditions set forth in the Purchase Agreement.

         (d) Notwithstanding the provisions of subparagraph (a) above, the holders of Class E Shares shall not be entitled to receive any dividends and upon a liquidation or sale of the Company, the Class E Shares shall have no rights to participate in any distributions of the assets of the Company or the proceeds of such sale, provided that nothing contained in this paragraph (d) shall derogate from the rights of the holders of Class C Shares under Sections 2(e) and 2(f) of the Purchase Agreement.

         (e) In the event that any dividend shall be declared in Shares, such dividend shall be declared at the same rate per share on Class A Shares, Class B Shares and Class C Shares, but the dividend payable on Class A Shares shall be payable in Class A Shares, the dividend payable on Class B Shares shall be payable in Class B Shares, the dividend payable on Class C Shares shall be payable, at the request of the Class C Members, in either Class C Shares or Class E Shares, until such time as all Class E Shares have been redeemed, and thereafter, in Class C Shares.

         (f) If under the provisions of this Bye-Law 45(3), not taking into account the effect of the parenthetical following the second proviso to paragraph (a) above, any Class E

Shares would have been due for redemption before the expiry of the six month period beginning on the date of adoption of these Amended and Restated Bye-Laws, such Class E Shares shall be redeemed on the date on which such six month period expires (in addition to any other Class E Shares that are otherwise due to be redeemed on such date).

(4) Redemption of Class E Shares. The Company shall, in accordance with the provisions of Section 42 of the Act, redeem Class E Shares when required to do so under these Amended and Restated Bye-laws, the Purchase Agreement or the Agreement Among Members. Each Class E Share shall be redeemed for its par value of one dollar ($1), which amount shall be paid to the holder of the Class E Share. In the event of redemptions arising under Bye-law 45 (3), the redemption of Class E Shares, and corresponding payments to the holders thereof, shall occur at the same time as the distribution of any cash dividends to the holders of Class A Shares or Class B Shares. In the event of redemptions arising under
Section 2 of the Purchase Agreement, payment shall occur in accordance with the provisions of that Section.

(5) Conversion. Subject to Bye-law 47, the Class A Shares, the Class B Shares and the Class C Shares shall automatically convert to one single class of identical shares to be known as "Common Shares", each ranking pari passu with each other and each entitled to one vote per share, upon the passage of a resolution consented to by at least one Class A Director, one Class B Director and one Class C Director providing therefor (the "Conversion Event"). Upon the occurrence of the Conversion Event, the Company shall, as promptly as practicable, give notice in writing to each holder of the Class A Shares, Class B Shares and Class C Shares that all such shares have been converted to Common Shares pursuant to this Bye-law. From and after the Conversion Event, each of the Class A Shares, Class B Shares and Class C Shares shall be converted into a Common Share and each certificate representing Class A Shares, Class B Shares or a Class C Shares shall represent the number of Common Shares equal to the number of Class A Shares, Class B Shares or Class C Shares represented by such certificate immediately prior to the Conversion Event. The Company shall issue a new certificate for any such Common Shares without charge upon request of the holder thereof upon such holder's surrender of such certificate representing Class A Shares, Class B Shares or Class C Shares. The Company shall pay all applicable transfer taxes that may be payable in respect of the issue or delivery of Common Shares upon conversion of Class A Shares, Class B Shares and Class C Shares. If a Conversion Event occurs while any Class E Shares remain outstanding, the treatment of such Class E Shares shall be as determined by the Board.

46.      Preemptive rights; power to issue shares

(1) Members shall have no preemptive rights with respect to the issuance of shares by the Company.

(2) Subject to these Amended and Restated Bye-laws, the Agreement Among Members and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, conversion into other classes of shares or otherwise, as the Board may prescribe, provided that no share shall be issued for an amount below its par value.

(3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

47. Variation of rights, alteration of share capital and purchase of shares of the Company


(1) Subject to the provisions of Sections 42 and 43 of the Act, any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue may by resolution of the Board determine.

(2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied by the Board in a manner adverse to such class with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of that class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3) The Company may from time to time by resolution of the Members change the currency of denomination or increase, alter or reduce its share capital or alter any conditions of its Memorandum of Association relating to share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares would arise or a result would occur which the Board, in its absolute discretion, deems to be unfair, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

48.      Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

49.      Death of a joint holder

         Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

50.      Share certificates

(1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares evidenced by the certificate have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

(4) Share certificates may not be issued in bearer form.

51.      Calls on shares

         The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members under the relevant subscription agreement regarding such shares and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. Any Member that is in default in payment of a call shall have no rights as a Member until such default has been cured.

                               REGISTER OF MEMBERS


52.      Contents of Register of Members

         The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

53.      Inspection of Register of Members

         The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

54.      Determination of record dates

         Notwithstanding any other provision of these Amended and Restated Bye-laws, the Board may fix any date as the record date for:

                  (a) determining the Members entitled to receive any dividend; and

                  (b) determining the Members entitled to receive notice of and to vote at general meeting of the Company.


                               TRANSFER OF SHARES


55.      Instrument of transfer

(1) An instrument of Transfer shall be in the form or as near thereto as circumstances admit of Form "B" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of Transfer shall be signed by or on behalf of the Transferor and Transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the Transferor alone. The Transferor shall be deemed to remain the holder of such share until the same has been Transferred to the Transferee in the Register of Members.

(2) The Board may refuse to recognize any instrument of Transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the Transferor to make the Transfer.

56.      Restrictions on Transfer

(1) General. The Board of Directors shall not permit the Transfer of any Class A Shares, Class B Shares, Class C Shares or Class E Shares unless such Transfer is made in accordance with the terms of the Agreement Among Members.

(2) Restrictive legends. Each certificate evidencing Class A Shares, Class B Shares, Class C Shares or Class E Shares shall contain substantially the following restrictive legend, in addition to any legends required by law:

                  "THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AGREEMENT AMONG MEMBERS DATED AS OF NOVEMBER 29, 2001 AND THE COMPANY'S AMENDED AND RESTATED BYE-LAWS, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM CASTLEWOOD HOLDINGS LIMITED OR ANY SUCCESSOR THERETO."

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH."


(3) Non-complying transfers. The Board may refuse to register the Transfer of any share that does not comply with the requirements of these Amended and Restated Bye-laws and the

Agreement Among Members and unless all applicable consents, authorizations and permissions required to be obtained from any governmental body or agency in Bermuda have been obtained.

(4) If the Board refuses to register a Transfer of any share the Secretary shall, within 10 days after the date of the meeting of the Board at which such action was taken, send to the Transferor and Transferee notice of the refusal.

57.      Transfers by joint holders

         The joint holders of any share or shares may Transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may Transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES


58.      Representative of deceased Member

         In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorized to deal with the shares of a deceased Member.

59.      Registration on death or bankruptcy

         Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a Transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "C" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the Transferor, the Transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a Transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS


60.      Declaration of dividends by the Board

         Subject to the provisions of the Agreement Among Members, the Board may, subject to these Amended and Restated Bye-laws, including, without limitation, Bye-law 45, and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or otherwise.

61.      Other distributions

         Subject to the provisions of the Agreement Among Members, the Board may declare and make such other distributions (in cash or in specie) to the Members in proportion to the number of shares held by them as may be lawfully made out of the assets of the Company. Notwithstanding the foregoing, the ability of the Board to make distributions is subject to the provisions of Bye-law 45 with regard to distribution of dividends.

62.      Reserve fund

         The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to redeem Class E Shares, meet contingencies or for equalising dividends or for any other special purpose.

63.      Deduction of amounts due to the Company

         The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALISATION


64.      Issue of bonus shares

(1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (based on the ownership of Shares) to the Members.

(2) The Board may resolve to capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS


65.      Records of account

         The Board shall cause to be kept proper records of account with respect to all transactions of the Company as are necessary to give a true and fair view of the state of the Company's affairs. Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member (not being a Director) shall have any right to inspect any account or book or document of the Company or its subsidiaries.

66.      Financial year end

         The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

67.      Financial statements

         Subject to any waiver by Members in relation to the laying of accounts pursuant to Section 88 of the Act, financial statements prepared in accordance with United States generally accepted accounting principles shall be laid before the Members in general meeting in respect of each financial year of the Company.

                                      AUDIT


68.      Appointment of Auditor

         Subject to (i) the provisions of Bye-law 19(3), (ii) the provisions of the Agreement Among Members, and (iii) Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative shall be appointed by the Members as Auditor of the accounts of the Company.

69.      Remuneration of Auditor

         The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

70.      Vacation of office of Auditor

         If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

71.      Report of the Auditor

(1) Subject to any waiver in relation to the laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Amended and Restated Bye-laws shall be audited by the Auditor in accordance with United States generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3) The financial statements of the Company and the report of the Auditor shall disclose that the financial statements are audited in accordance with United States generally accepted auditing standards.

                                     NOTICES


72.      Notices to Members of the Company

         A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, telecopier, facsimile, e-mail or other mode of representing words in a legible and non-transitory form.

73.      Notices to joint Members

         Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

74.      Service and delivery of notice

         Any notice shall be deemed given or made (i) when sent by registered or certified mail, three business days after being sent, return receipt requested, in the case of a domestic delivery, and 10 business days after being sent, return receipt requested, in the case of an international delivery; (ii) when delivered by hand, on the date of delivery; (iii) when sent by overnight mail, on the next business day, in the case of a domestic delivery, and three business days after being sent in the case of an international delivery; and (iv) when telecopied or e-mailed, transmission confirmed and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by facsimile or by e-mail or other method as the case may be.

                               SEAL OF THE COMPANY


75.      The seal

         The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

76.      Manner in which seal is to be affixed

         The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Amended and Restated Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

77.      Winding-up/distribution by liquidator

         If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Members and otherwise in accordance with the Agreement Among Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. Notwithstanding the foregoing, the liquidator must comply with the provisions of Bye-law 45 with regard to winding-up of the Company. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

78.      Alteration of Bye-laws

         No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved (a) in accordance with the provisions of these Amended and Restated Bye-laws and the Agreement Among Members and (b) by a resolution of the Members.

                                      *****
                                       ***
                                        *

                         SCHEDULE - FORM A (Bye-law 43)


                                      PROXY


I/We

of

the holder(s) of          share(s) in the above-named company hereby appoint
___________________ or failing him/her ________________ or failing him/her
_______________ as my/our proxy to vote on my/our behalf at the general meeting
of the Company to be held on the       day of           ,     , and at any
adjournment thereof.

Dated this       day of           ,

*GIVEN under the seal of the Company

*Signed by the above-named


--------------------------


---------------------------
Witness

*Delete as applicable.

                         SCHEDULE - FORM B (Bye-law 55)


                          TRANSFER OF A SHARE OR SHARES


FOR VALUE RECEIVED                                                    [amount]
                   ---------------------------------------------------

                                                                  [transferor]
------------------------------------------------------------------

hereby sell assign and transfer unto                              [transferee]
                                     -----------------------------

of                                                                   [address]
   ------------------------------------------------------------------

                                                  [number and class of shares]
--------------------------------------------------

shares of                                                    [name of Company]
          ---------------------------------------------------



Dated
     ------------------------


                                                         --------------------
                                                             (Transferor)


In the presence of:


------------------------
       (Witness)

                                                         --------------------
                                                             (Transferee)


In the presence of:


------------------------
     (Witness)

                         SCHEDULE - FORM C (Bye-law 59)


TRANSFER BY A PERSON BECOMING ENTITLED
ON DEATH/BANKRUPTCY OF A MEMBER



I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] [class] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this ____ day of ___________, 20__


Signed by the above-named                           )
[person or persons entitled]                        )
in the presence of:                                 )



Signed by the above-named                           )
[transferee]                                        )
in the presence of:                                 )